UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN TOWER CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on 05/15/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and 2007 Annual Report

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 04/25/08.

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AMERICAN TOWER CORPORATION
Vote In Person

Stockholders that wish to vote in person at the Meeting will be required to present proof of share ownership in order to gain admission to the Meeting. At the Meeting you will need to request a ballot to vote these shares.

Vote By Internet
To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEHOOD, NY

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Meeting Location
The Annual Meeting for holders as of March 18, 2008
is to be held on May 15, 2008 at 11:00 a.m., local time
at:	The Colonnade Hotel
120 Huntington Avenue
Braemore/Kenmore Room
Boston, MA 02116

Directions to the American Tower Corporation 2008 Annual Meeting of Stockholders

From Logan International Airport:

Follow signs from the airport for Boston/Sumner Tunnel. At the end of the Sumner Tunnel, merge onto I-93N. Follow I-93N to Exit 26 (Cambridge/ Storrow Drive). Follow Storrow Drive to the Copley Square/Back Bay Exit. At the traffic light, turn right onto Beacon Street. Follow Beacon Street 4 blocks and turn left onto Exeter Street. Follow Exeter Street until it ends and turn right onto Huntington Avenue. Follow Huntington Avenue through the 1st set of lights. Make a U-turn at the 2nd set of lights (The hotel will be on your left hand side at this set of lights). Once you make the U-turn, the hotel entrance will be immediately on your right hand side. The garage entrance is located just beyond Brasserie Jo.

From The North:

Heading southbound on Route 95S, take Exit 37 (I-93S). Follow I-93S to Exit 26 (Cambridge/Storrow Drive). Follow Storrow Drive to the Copley Square/Back Bay Exit. Follow the same directions as above from the Copley Square/Back Bay Exit.

From The South:

Heading northbound on Route I-93N, take Exit 18 (Massachusetts Avenue). Proceed through the 1st set of lights. At the 2nd set of lights, turn left over the highway and follow signs for Massachusetts Avenue. Turn right onto Massachusetts Avenue and continue through 8 sets of lights to Huntington Avenue. Turn right onto Huntington Avenue and continue through 2 sets of lights. The hotel will be immediately on your right hand side. The garage entrance is located just beyond Brasserie Jo.

From The West:

Follow the Massachusetts Turnpike/Route I-90E to Exit 22 (Copley Square/Prudential). Follow signs for Prudential. This exit will place you directly onto Huntington Avenue. Proceed through the stop sign and merge into the far left lane. Make a U-turn at the 1st set of lights (The hotel will be on your left hand side at this set of lights). Once you make the U-turn, the hotel entrance will be immediately on your right hand side. The garage entrance is located just beyond Brasserie Jo.

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Voting items

The Board of Directors recommends that you vote FOR the election of each of the nominees for director and FOR the ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2008.

1.	Election of nine (9) members to the Board of Directors of American Tower Corporation:

Nominees:
	01) Raymond P. Dolan	06) Pamela D.A. Reeve
	02) Ronald M. Dykes	07) David E. Sharbutt
	03) Carolyn F. Katz	08) James D. Taiclet, Jr.
	04) Gustavo Lara Cantu	09) Samme L. Thompson
05) JoAnn A. Reed

2 .	Ratification of the selection of Deloitte & Touche LLP as independent registered public accounting firm for 2008.

To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

23,456,789,012.00000
BROADRIDGE FINANCIAL SOLUTIONS, INC. ATTENTION: TEST PRINT 51 MERCEDES WAY EDGEWOOD, NY 11717	029912A99
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